Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Smart for Life, Inc.

Doral, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1 of Smart for Life, Inc., of our report dated March 31, 2022 relating to the consolidated financial statements at and for the years ended December 31, 2021 and 2020, respectively.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Sunrise, Florida
December 21, 2022